Exhibit 2

FOR IMMEDIATE RELEASE	10 OCTOBER 2014

WPP PLC (“WPP”)

Notification of Third Quarter Trading Statement

WPP will announce its Third Quarter Trading Statement for the nine months ended 30 September 2014 on Friday, 31st October 2014.

Contact:

Feona McEwan, WPP	+ 44 (0)207 408 2204